UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant   ☒                                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

First Foundation Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 2, 2023, Scott Kavanaugh, the President and Chief Executive Officer of First Foundation Inc. (the “Company”), sent a letter to Abbott Cooper, which is attached hereto as Exhibit A, by email.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with its upcoming 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The Company intends to file a definitive proxy statement and a BLUE universal proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting of Stockholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at www.ff-inc.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022 (when it becomes available). Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.ff-inc.com.

Exhibit A

February 2, 2023

Mr. Abbott Cooper

Founder and Managing Member
Driver Management Company LLC
250 Park Avenue, 7th Floor

New York, NY 10177

Via E-mail

Abbott,

As I’m sure you saw, First Foundation recently issued a press release outlining our disappointment that you have not yet engaged with us in a constructive manner as well as clarifying several of your public misstatements. In an effort to find common ground, we also make clear in the release that we would like to interview Driver’s nominees, Ms. Flores and Ms. Ball, consistent with our established governance practices. We had hoped to share this sentiment on Tuesday and to gain a better understanding of your perspectives about First Foundation. Unfortunately, we were unable to do so as you chose to end our discussion after less than a minute.

In addition, your public letter purporting to recite your version of our 45 second conversation that you abruptly ended on Tuesday is completely and materially misleading. You are responsible for the inaccuracies in your communications and the harm that they cause First Foundation and all of its stockholders. We trust that you will be guided accordingly in your future communications.

We look forward to hearing from you on interviewing Ms. Flores and Ms. Ball.

Regards,

Scott F. Kavanaugh

200 Crescent Court, Suite 1400
Dallas, TX 75201

firstfoundationinc.com